U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2012

NUTRA PHARMA CORP.

(Exact name of registrant as specified in its charter)

California	000-32141	91-2021600
(State or jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

2776 University Drive

Coral Springs, Florida 33065

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 954-509-0911

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(Former name or former address, if changed since last report)

Nutra Pharma Corp. is referred to herein as “we,” “our,” or “us”.

Section 1 – Registrant’s Business and Operations

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Bruno Sartori as our Chief Financial Officer

On March 7, 2012, our Board of Directors unanimously approved of the appointment of Bruno Sartori as our Chief Financial Officer.

Biographical Information

Mr. Sartori is 56 years of age. From August 2010 to March 6, 2012, Mr. Sartori acted as our full-time consultant regarding accounting matters. From April 1995 to November 2005 and from January 2008 to July 2010, Mr. Sartori operated his own accounting practice. From December 2005 to December 2007, Mr. Sartori was the Chief Financial Officer of Trend USA, Ltd and affiliates, a subsidiary of Trend Group, S.P.A, an international manufacturer, seller and distributor of agglomerates, glass mosaics and tiles. Mr. Sartori has a total of 27 years of accounting experience and has been licensed as a Certified Public Accountant in Florida since October 1985. In May 1983, Mr. Sartori graduated from Florida Atlantic University with an accounting degree.

No Arrangements or Understandings

There are no arrangements or understandings pursuant to which Mr. Sartori was appointed by our Board of Directors as our Chief Financial Officer.

No Family Relationships

There are no family arrangements between Mr. Sartori and any of our other officer or directors or any person or entity affiliated with us.

No Involvement in Certain Legal Proceedings.

Over the past 10 years, Mr. Sartori has not: (a) been involved as a general partner or executive officer of any business, which has filed a bankruptcy petition; (b) been convicted in a criminal proceeding or a named subject of a pending criminal proceeding; (c) been found a court, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law; (d) been the subject of any order, judgment or degree, permanently or temporarily enjoining him from or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction, merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or engaging in any activity in connection with any violation of federal or state securities laws or federal commodities laws. Further, Mr. Sartori has never been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding relating to an alleged violation of any federal or state securities or commodities law or regulation; or any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease and desist order, or removal or prohibition order; or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2012

Nutra Pharma Corp.

/s/ Rik J Deitsch

By: Rik J Deitsch, Chief Executive Officer/Director